UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HÖEGH LNG PARTNERS LP

(Exact name of registrant as specified in its charter)

REPUBLIC OF THE MARSHALL ISLANDS	98-1182326
(Jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Wessex House, 5th Floor

45 Reid Street

Hamilton HM 12, Bermuda

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.75% Series A Cumulative Redeemable Preferred Units, representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-213781

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 8.75% Series A Cumulative Redeemable Preferred Units, representing limited partner interests in Höegh LNG Partners LP (the “Registrant”), is set forth under the captions “Summary,” “Description of Series A Preferred Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Considerations” and “Non-United States Tax Considerations” in the prospectus supplement filed by the Registrant on September 29, 2017, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus supplement will constitute a part of the Registrant’s Registration Statement on Form F-3 (Registration No. 333-213781) (the “Registration Statement”), as amended, which was originally filed with the Securities and Exchange Commission (“SEC”) on September 26, 2016. Such prospectus supplement, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

1.1	Certificate of Limited Partnership of Höegh LNG Partners LP (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (333-197228), filed with the SEC on July 3, 2014).

4.1	Second Amended and Restated Agreement of Limited Partnership of Höegh LNG Partners LP, dated October 5, 2017 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s report on Form 6-K filed on October 5, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 5, 2017

HÖEGH LNG PARTNERS LP

By	/s/ Richard Tyrrell
Name:	Richard Tyrrell
Title:	Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Certificate of Limited Partnership of Höegh LNG Partners LP (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (333-197228), filed with the SEC on July 3, 2014).

4.1	Second Amended and Restated Agreement of Limited Partnership of Höegh LNG Partners LP, dated October 5, 2017 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s report on Form 6-K filed on October 5, 2017).